Exhibit 32 — Certification of Chief Executive Officer and Chief Financial Officer - Sarbanes-Oxley Section 906

Pursuant to 18 U. S. C. section 1350, the undersigned officers of Triad Guaranty Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2005

By:	/s/ Darryl W. Thompson

Darryl W. Thompson President and Chief Executive Officer

By:	/s/ Ron D. Kessinger

Ron D. Kessinger Senior Executive Vice President and Acting Chief Financial Officer as of March 31, 2005

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.